EXHIBIT 5.01

HERZOG, FOX & NEEMAN	ASIA HOUSE, 4 WEIZMANN ST. 64 239 TEL-AVIV, ISRAEL TEL: (972-3)-692-2020 FAX: (972-3)-696-6464 EMAIL: hfn@hfn.co.il
TUVIA ERLICH
MEIR LINZEN
ALAN SACKS
YAACOV BRANDT
EHUD SOL
JANET LEVY PAHIMA
ELDAR BEN-RUBY
AMIR SERAYA
YAEL (NEEMAN) BAR-SHAI
YAACOV SHARVIT
ALON SAHAR
ELIOT SACKS
BARUCH KATZMAN
DAVID ZAILER
NEIL WILKOF
MARK PHILLIPS
ADAM EYTAN
ORLY GERBI
MOSHE HARDI
GILAD WEKSELMAN
YOSSI ASHKENAZI
GIL WHITE
ANTHONY LEIBLER
ELDAD CHAMAM
ILANIT LANDESMAN YOGEV
LIMOR HODIR
ORY NACHT
MAYA RACINE NETSER
ESTHER STERNBACH
JAN S. WIMPFHEIMER
RONI LIBSTER
MENACHEM NEEMAN	KAREN L. ELBURG
GAL ROZENT
HANAN HAVIV
ARNON MAINFELD
RONEN BAHARAV
ROYI NACHIMZON
JAMES FRANKS
LIAT SHAKED-KATZ
RUTH DAGAN
MAYA ALCHEH-KAPLAN
DOTAN BARUCH
ASHER DOVEV
MICHAL KAMIR
HAIM GUETA
ODELIA OFFER
SHARON PETEL
MORIA TAM-HARSHOSHANIM
GUY KATZ
DANIEL REISNER
NURIT DAGAN
YANIV DINOVITCH
NIR RABER
BOAZ MIZRAHI
HARRIET FINN
NIGEL KRAVITZ
JAY K. KUPIETZKY
ZIV PREIS
ALON ZIV
NAHSHON AXELRAD
RONEN REINGOLD
IFAT STEINMAN
HAYA EHRMAN	RUTH BERGWERK
SHIRA MARGALIT -ELBAZ
RINAT HARUSH
YIFAT SAMET-SHALIT
TAREK BASHER
TAL DROR SCHWIMMER
OFIR SEGEV
ROBERT WISEMAN
MORAN YEMINI
SAAR PAUKER
SHAI KAGAN
YAHAV DRORI
ROTEM SHAY
RAN HAI
EFRI BERKOVICH
ORIT HIPSHER
EFRAT BEN-ELIEZER
CHAGAI VERED
EFRAT ZIV
HANNA BILAVSKY
SHACHAR PORAT
AMIR PERES
ELAD SHAUL
KAREN GILMOUR
OFER GRANOT
MOSHE YAACOV
GAL SCHWARTZ
RAN KEDEM
RA'ANAN SAGI
TAFAT REIF KERBER
REVITAL KATZ
OFRA GORDON	ERAN WAGNER
ORIT STRAUSS
NACHI KURIZKI
MICHAL GUTELZON
RONEN HAUSIRER
HEN TIROSH
GILAD NEEMAN
IFAT PAGIS-GELMAN
EYAL ORGAD
AMIR BURSTEIN
AYELET REGAVIM
EFRAT RAVEH BASHAN
NOA MARGALIT
NOA FOUCKS
DANIEL LIPMAN LOWBEER
NIR DASH
TAL HAMDI
ITZHAK SHRAGAY
RENA LEVY
RONIT BERNSTEIN
ZVI APPEL
ADI BIRK
ABIGAIL YEVNIN
ARIEL KAMENKOWITSCH
YAEL CHERVINSKY
GILAD SHAY
ROI HAYUN
IRMA I. TSCHERNIA
SIMCHA KOEVARY
DVORA BIADGLIN
RACHELI PRY-REICHMAN
MAAYAN HAMMER-TZEELON	CHEN LUZZATTO
KEREN ASSAF
TSEELA YURKEVICH
LIMOR SHECHTER
IRIT KORNFEIN
MICHAL BARCHAD
LEV ZIGMAN
MAYA LACHMAN
NOA LANDAU
URIEL MOZES
TOMER MALIN
NIR MOSHE
NIR SELLA
SHIR UZRAD
TSOURIEL PICARD
TAMAR FEFER-SOLOMON
ILANA BERMAN
TAMAR BACHAR
MICHAL WEISS
HILA LEIBOVITZ
NIR MATZLIACH
NIR OFER
ADAR ORTAL
OHAD ELKASLASSY
EFRAT GUT
IDAN HATZAV
MEITAL MIZRACHI
YA'ARA FRUEND
DANA KASHI
ALON KAPLAN

24 November 2009

File No:	10887

BluePhoenix Solutions Ltd.
8 Maskit Street
Herzliya 46120
Israel

Ladies and Gentlemen:

        We have acted as special Israeli counsel to BluePhoenix Solutions Ltd., an Israeli company (the “Company”), in connection with the Registration Statement on Form F-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission on the date hereof. The Registration Statement relates to the resale from time to time by the selling shareholders identified therein of up to 4,366,638 ordinary shares of the Company, par value NIS 0.01 per share (“Ordinary Shares”) as follows: (i) up to 1,364,575 Ordinary Shares held by the selling shareholders; and (ii) up to 3,002,063 Ordinary Shares issuable upon exercise of warrants granted to selling shareholders (the “Underlying Shares” and “Warrants”, respectively).

        In so acting, we have examined such statutes, regulations, corporate records, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

        In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company. We have considered such questions of Israeli law as we have deemed necessary for the purpose of rendering this opinion. We are members of the Bar of the State of Israel and, in rendering our opinion, we do not pass (expressly or by implication) on the laws of any jurisdiction other than the State of Israel. Our opinion relates only to Israeli laws.

        Based upon the foregoing, we are of the opinion that (i) the 1,364,575 Ordinary Shares registered for resale under the Registration Statement were duly authorized, validly issued, fully paid and nonassessable; and (ii) the Underlying Shares, upon exercise of the Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the heading “Legal Matters” in the prospectus contained in the Registration Statement.

Very truly yours, /s/ Herzog, Fox & Neeman —————————————— Herzog, Fox & Neeman